UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 15, 2020

AMERICAN CAMPUS COMMUNITIES, INC.
AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP
(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	76-0753089
Maryland	333-181102-01	56-2473181
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)
12700 Hill Country Blvd., Suite T-200, Austin, Texas 78738
(Address of Principal Executive Offices)     (Zip Code)
Registrant’s telephone number, including area code: (512)
732-1000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ACC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Emerging Growth Company
☐
If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant of Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.
In connection with the issuance and sale by American Campus Communities Operating Partnership LP (the “Operating Partnership”) of $400 million aggregate principal amounts of its 2.850% Senior Notes due 2030 (the “2030 Notes”), on January 15, 2020, the Operating Partnership, American Campus Communities, Inc. (the “Company”) and American Campus Communities Holdings LLC, a wholly-owned subsidiary of the Company and the general partner of the Operating Partnership, on one hand, and U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), on the other hand, entered into an underwriting agreement. The 2030 Notes will be will be fully and unconditionally guaranteed by the Company.
The offering of the 2030 Notes is described in the Company’s and the Operating Partnership’s Prospectus Supplement dated January 15, 2020 to the Prospectus dated May 15, 2018. The 2030 Notes were issued pursuant to the Company’s and the Operating Partnership’s existing shelf registration statement.
After deducting underwriting discounts and other offering expenses, the net proceeds from the sale of the 2030 Notes will be approximately $394.3 million. The Operating Partnership intends to use the net proceeds, together with cash on hand or borrowings under its revolving credit facility, to fund the early redemption of all of the $400 million aggregate principal amount of its 3.350% Senior Notes due 2020 (the “2020 Notes”), which includes a make-whole premium and accrued and unpaid interest to the date of redemption. Settlement is scheduled for January 30, 2020, subject to the satisfaction of customary closing conditions.
U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., one of the Underwriters, is serving as the trustee under the indenture under which the 2030 Notes will be issued. To the extent any of the Underwriters or their affiliates own any of the 2020 Notes, upon the application of the net proceeds from the offering of the 2030 Notes to fund the redemption of the 2020 Notes, such Underwriters or affiliates will receive a portion of those net proceeds. The Underwriters and certain of their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates. They have received or will continue to receive customary fees and commissions for these transactions.
The description herein of the Underwriting Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Underwriting Agreement filed as Exhibit 1.1 hereto.
Item 8.01	Other Events.
On January 15, 2020, notice was provided to the holders of the 2020 Notes of a redemption of such notes on January 31, 2020. In connection with such redemption, the Company expects to record a one-time
charge of approximately $4.3 million, or approximately $0.03 per share, to its net income in the first quarter of 2020.

Item 9.01	Financial Statements and Exhibits.
(d)
Exhibits
.

Exhibit Number	Title

1.1
Underwriting Agreement, dated January 15, 2020, between American Campus Communities, Inc., American Campus Communities Operating Partnership LP and American Campus Communities Holdings, LLC, on one hand, and U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, on the other hand.

104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 16, 2020

AMERICAN CAMPUS COMMUNITIES, INC.

By:	/s/ Kim K. Voss
Kim K. Voss
Executive Vice President, Chief Accounting Officer

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

By:	American Campus Communities Holdings LLC, its general partner

	By:	American Campus Communities, Inc., its sole member

		By:	/s/ Kim K. Voss
Kim K. Voss
Executive Vice President, Chief Accounting Officer

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